AMENDMENT TO EMPLOYMENT AGREEMENT This Amendment to Employment Agreement (this “Amendment”) is entered into by and between WeWork International Limited (formerly known as WeWork UK Limited, the “Company”) and Anthony Yazbeck (“Executive”) as of July 19, 2021. WHEREAS, the Company and the Executive are parties to an Employment Agreement, dated January 10, 2020 (the “Employment Agreement”); and WHEREAS, the Company and the Executive wish to amend the Employment Agreement as provided in this Amendment. NOW, THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and the Executive hereto agree as follows: 1. Job Title and Duties. Section 2.1 of the Employment Agreement is amended and restated in its entirety to read as follows: “Effective as of July 1, 2021, you are employed as President and Chief Operating Officer of WeWork. You will continue to report to WeWork’s Chief Executive Officer and will continue to be a member of WeWork’s senior executive team.” 2. Pay. The first sentence of Section 5.1 of the Employment Agreement is amended and restated in its entirety to read as follows: “Your basic salary will be GBP 720,000.00 per annum (“Base Salary”) (less appropriate withholdings for tax and National Insurance contributions) and will be paid monthly in arrears on the twenty-fifth day of each month, or on the first working day thereafter by credit transfer into your nominated bank or building society account.” 3. Bonus. Section 6.2 of the Employment Agreement is amended and restated in its entirety to read as follows: “The target amount of your Annual Bonus for 2021 and any future calendar year is 100% of your annual Base Salary (“Target Bonus”) and the maximum Annual Bonus payable for any calendar year is 150% of the Target Bonus. Any Annual Bonus, and the amount thereof, shall be within the sole and absolute discretion of the Compensation Committee and shall range from 0% to 150% of the Target Bonus. In addition, subject to your continued employment with the Company through the payment date, you will receive a one-time cash bonus in an amount equal to £1,440,000.00 which will be paid in a lump-sum as soon as practicable (but in no event later than 30 days following) the effective date of the closing of the mergers, together with the other agreements and transactions, contemplated by the Agreement and Plan of Merger by and among BowX Acquisition Corp., BowX Merger Subsidiary Corp. and WeWork Inc. dated as of Exhibit 10.16

March 25, 2021.” 4. No Other Changes. Except as expressly amended by this Amendment, all of the terms of the Employment Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above. WEWORK INTERNATIONAL LIMITED ANTHONY YAZBECK By: Ashley Cope Title: Interim Head of People Partners (EMEA) Date: